NON-QUALIFIED STOCK OPTION AGREEMENT

                         pursuant to the

                 KASH N' KARRY FOOD STORES, INC.

          1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            * * * * *
              Optionee:
                  Date of Grant:  March 9, 1995
                 Expiration Date:  March 8, 2005

                            * * * * *

                        Level One Grants:

            Number of Level One Option Shares:  3,000
                Exercise Price:  $15.00 Per Share

                        Level Two Grants:

            Number of Level Two Option Shares:  3,000
                Exercise Price:  $20.00 Per Share

                            * * * * *

          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated as of the Date of Grant specified above, is entered into by and between Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), and the Optionee specified above, pursuant to the Kash n' Karry Food Stores, Inc. 1995 Non-Employee Director Stock Option Plan, as in effect and as amended from time to time (the "Plan"); and

          WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock options provided for herein to the Optionee;

          NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

     1.   Incorporation By Reference; Plan Document Receipt.
This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time if such amendments are expressly intended to apply to the grant of the Award hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     2. Grant of Options. The Company hereby grants to the Optionee, as of the Date of Grant specified above, non-qualified stock options (collectively, the "Options") to acquire from the Company, at the exercise price of $15.00 per share, 3,000 shares of Common Stock (the "Level One Option Shares"), and at the exercise price of $20.00 per share, 3,000 shares of Common Stock (the "Level Two Option Shares") (collectively, the "Option Shares"). The Options are not to be treated as (and are not intended to qualify as) incentive stock options within the meaning of Section 422 of the Code.

     3.   Exercise of the Options.

          3.1. Exercisability. The Options shall become exercisable in accordance with and to the extent provided by the terms and provisions of Section 6 of the Plan.

          3.2. Expiration Date. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, the Options shall expire and shall no longer be exercisable after the Expiration Date specified above.

          3.3. No Fractional Shares.  In no event shall the
Options be exercisable for a fractional share of Common Stock.

          3.4. Acceleration of Exercisability. Notwithstanding any contrary provision herein, the vesting and exercisability of the Options shall be accelerated, in accordance with Section 9 of the Plan, upon the occurrence of a Change of Control of the Company.

     4. Method of Exercise and Payment. The Options shall be exercised by the Optionee by delivering to the Secretary of the Company or his designated agent on any business day a written notice of exercise, in such manner and form as may be required by the Company, specifying the number of the Option Shares the Optionee then desires to purchase (the "Exercise Notice"). The Exercise Notice shall be accompanied by payment in full in an amount equal to the product of (a) the exercise price per share specified above, multiplied by (b) the number of Option Shares specified in the Exercise Notice. Such payment shall be made in the manner set forth in Section 5.6 of the Plan.

     5. Termination. These Options shall terminate and be of no force or effect in accordance with and to the extent provided

by the terms and provisions of Section 5.7 of the Plan. In any event, these Options shall terminate on the Expiration Date.

     6. Non-transferability. These Options, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or the laws of intestate succession. These Options shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate these Options, or the levy of any execution, attachment or similar legal process upon these Options, contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect. The Options shall be exercisable during the Optionee's lifetime only by the Optionee.

     7. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Optionee.

     8.  Miscellaneous.

          8.1. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

     If such notice is to the Company:

          To the attention of the Secretary of Kash n' Karry Food Stores, Inc., at P.O. Box 11675, Tampa, Florida 33680 (for delivery via U.S. mail), at 6422 Harney Road, Tampa, Florida 33610 (for delivery in person or via overnight courier service), or at (813) 626-9550 (for delivery via facsimile transmission), or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.

     If such notice is to the Optionee:

          At his or her address as shown on the Company's records, or at such other address as the Optionee, by notice
     to the Company, shall designate in writing from time to time.

     8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

     8.3. Compliance with Laws. The issuance of these Options (and the Option Shares upon exercise of the Options) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue these Options or any of the Option Shares, or make any payment, pursuant to this Agreement if any such action would violate any such requirements.

     8.4. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign any part of this Agreement without the prior express written consent of the Company.

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     8.6. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.7. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

     8.8. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the Date of Grant specified above.

                         KASH N' KARRY FOOD STORES, INC.



                         By:__________________________________
                            Ronald E. Johnson, President



                         _____________________________________
                         Print Name:

                                        Optionee































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